EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-58119, 333-48693, 333-74497, 333-78987, 333-90444, 333-124202 and 333-136453) and Form S-3 (No. 333-122364) of CONMED Corporation of our report dated February 27, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Syracuse, New York
February 27, 2007